UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 6, 2020

VERISIGN, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-23593	94-3221585
(Commission File Number)	(IRS Employer Identification No.)

12061 Bluemont Way,
Reston,	Virginia	20190
(Address of principal executive offices)		(Zip Code)
(703) 948-3200
(Registrant’s Telephone Number, Including Area Code)
Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value Per Share	VRSN	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 2.02.	Results of Operations and Financial Condition.
On February 6, 2020, VeriSign, Inc. (the “Company”) announced its financial results for the fiscal quarter and year ended December 31, 2019. A copy of this press release is attached hereto as Exhibit 99.1.
The Company is required to disclose annually the following non-guarantor subsidiary financial information pursuant to section 4.2(d) of the indentures governing each of the Company’s senior notes:
As of December 31, 2019, the Company’s non-guarantor subsidiaries collectively had (1) liabilities (excluding intercompany liabilities) of $412.1 million (12.3% of the Company’s consolidated total liabilities), of which $340.2 million were deferred revenues, (2) assets (excluding intercompany assets) of $839.0 million (45.3% of the Company’s consolidated total assets), of which $793.5 million were cash, cash equivalents and marketable securities held by foreign subsidiaries and (3) assets (excluding cash, cash equivalents and marketable securities, and intercompany assets) of $45.5 million (7.2% of the Company’s consolidated total assets, excluding cash, cash equivalents and marketable securities).
For the twelve months ended December 31, 2019, the Company’s non-guarantor subsidiaries collectively had Adjusted EBITDA of $308.5 million (32.6% of the Company’s consolidated Adjusted EBITDA), which includes intercompany transactions with the Company. Such intercompany transactions represent the majority of the Company’s non-guarantor subsidiaries’ aggregate expenses. Intercompany transactions and allocations of revenues and costs between the parent and the non-guarantor subsidiaries can vary significantly. Therefore, the Company believes that period-to-period comparisons of Adjusted EBITDA of the Company’s non-guarantor subsidiaries may not necessarily be meaningful.
Adjusted EBITDA is a non-GAAP financial measure and is calculated in accordance with the terms of the indentures governing the Company’s senior notes. Adjusted EBITDA refers to net income before interest, taxes, depreciation and amortization, stock-based compensation, unrealized gain/loss on hedging agreements, and gain on the sale of a business. The presentation of this additional information is not meant to be considered in isolation nor as a substitute for results prepared in accordance with GAAP. The press release attached hereto as Exhibit 99.1 includes a reconciliation of non-GAAP Adjusted EBITDA to net income, which is the most directly comparable financial measure calculated and presented in accordance with GAAP.
The information in this Item 2.02 of Form 8-K and the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01.	Other Events.
Effective February 6, 2020, the Company’s Board of Directors authorized the repurchase of an additional approximately $743.0 million of common stock under the Company’s share repurchase program, which, in addition to the approximately $257.0 million of common stock that remained available for repurchase under the program, resulted in a total repurchase authorization of up to $1.0 billion of common stock under the program. The share repurchase program has no expiration date. Purchases made under the share repurchase program can be effected through open market transactions, block purchases, accelerated share repurchase agreements or other negotiated transactions.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description

99.1	Text of press release of VeriSign, Inc. issued on February 6, 2020.

104	Inline XBRL for the cover page of this Current Report on Form 8-K

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERISIGN, INC.

Date: February 6, 2020	By:	/s/ Thomas C. Indelicarto
Thomas C. Indelicarto
Executive Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
Exhibit 99.1	Text of press release of VeriSign, Inc. issued on February 6, 2020.

Exhibit 104	Inline XBRL for the cover page of this Current Report on Form 8-K